Exhibit 99.1
For Immediate Release
Contact:
P. Curtis Schenck
Director, Investor Relations/Public Relations
Phone: +01-301-961-3400
Fax: +01-301-961-3440
cschenck@sucampo.com
Sucampo Pharmaceuticals Announces the Initiation of Filings of
Marketing Authorization Applications for AMITIZA® in Europe
BETHESDA, Md., February 27, 2008 — Sucampo Pharmaceuticals, Inc. (NASDAQ: SCMP) today announced that its wholly-owned European subsidiary, Sucampo Pharma Europe, Ltd. (SPE), has filed a Marketing Authorization Application (MAA) for lubiprostone, 24 mcg, for the indication of Chronic Idiopathic Constipation in adults in the United Kingdom.
The application has been filed using the decentralized procedure with the Medicines and Healthcare Products Regulatory Agency of the United Kingdom serving as the reference member state with additional applications to be filed with the member states of Belgium, Denmark, France, Germany, Ireland, the Netherlands, Spain and Sweden.
Under the decentralized procedure, authorization is applied for in several European countries simultaneously. The reference member state is responsible for the scientific assessment of the application on behalf of the other states.
The countries in these filings represent many of the primary markets within Europe and represent a significant percentage of the pharmaceutical sales in the European Union. “Sucampo is expanding to Europe. Our filing in the United Kingdom represents a major event in our plans for international expansion,” said Sucampo Pharmaceuticals Dr. Ryuji Ueno, Chairman and Chief Executive Officer. “We see great opportunities because AMITIZA® is the only approved U.S. prescription drug for the treatment of Chronic Idiopathic Constipation in adults. In Europe, there are no approved drugs for this indication.”
Other than the United States and Canada, Sucampo Pharmaceuticals retains all commercial rights for AMITIZA® (lubiprostone) for Europe and the rest of the world. Sucampo Pharmaceuticals’ drug AMITIZA® (lubiprostone) was a 2006 Scrip Awards finalist for the “Best New Small-Molecule Drug” category.
About Sucampo Pharmaceuticals, Inc.
Sucampo Pharmaceuticals, Inc., a specialty biopharmaceutical company based in Bethesda, MD, focuses on the development and commercialization of medicines based on prostones. The therapeutic potential of prostones, which are bio-lipids that occur naturally in the human body, was first identified by Ryuji Ueno, M.D., Ph.D., Ph.D., Sucampo Pharmaceuticals’ chairman and chief executive officer. Dr. Ueno founded Sucampo Pharmaceuticals in 1996 with Sachiko Kuno, Ph.D., founding chief executive officer and advisor, international business development.
Sucampo Pharmaceuticals is marketing AMITIZA® (lubiprostone) in the U.S. for chronic idiopathic constipation in adults and is developing the drug for additional gastrointestinal disorders with large potential markets. In addition, the company has a robust pipeline of compounds with the potential to target underserved diseases affecting millions of patients worldwide. Sucampo Pharmaceuticals has two wholly owned subsidiaries: Sucampo Pharma Europe, Ltd. headquartered in Oxford, UK with a branch office in Basel, Switzerland, and Sucampo Pharma, Ltd. located in Tokyo and Osaka, Japan. To learn more about Sucampo Pharmaceuticals and its products, visit www.sucampo.com.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sucampo Pharmaceuticals, Inc. are forward-looking statements made under the provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the words “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “will,” “may” or other similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the results of clinical trials with respect to Sucampo Pharmaceuticals’ products under development; the timing and success of submission, acceptance and approval of regulatory filings; Sucampo Pharmaceuticals’ dependence on the commercial success of AMITIZA; Sucampo Pharmaceuticals’ ability to obtain additional funding required to conduct its discovery, development and commercialization programs; Sucampo Pharmaceuticals’ dependence on its co-marketing North America alliance with Takeda Pharmaceutical Company Limited; and Sucampo Pharmaceuticals’ ability to obtain, maintain and enforce patent and other intellectual property protection for its discoveries. These and other risks are described in greater detail in the “Risk Factors” section of Sucampo Pharmaceuticals’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended September 30, 2007. Any forward-looking statements in this press release represent Sucampo Pharmaceuticals’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Sucampo Pharmaceuticals anticipates that subsequent events and developments will cause its views to change. However, while Sucampo Pharmaceuticals may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
AMITIZA® is a registered trademark of Sucampo Pharmaceuticals, Inc.
###